As filed with the Securities and Exchange Commission on March 13, 2014

Registration File No. 333-68530

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MATTERSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4304577
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 S. Wacker Drive Suite 820 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

eLoyalty Corporation 2000 Stock Incentive Plan

(As Amended and Restated as of February 28, 2001)

(Full Title of the Plan)

Kelly D. Conway

President and Chief Executive Officer

Mattersight Corporation

200 S. Wacker Drive

Suite 820

Chicago, Illinois 60606

(Name and Address of Agent for Service)

(877) 235-6925

(Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Christine R. Carsen, Esq. Vice President, General Counsel and Corporate Secretary Mattersight Corporation 200 S. Wacker Drive Suite 820 Chicago, Illinois 60606 (877) 235-6925	Steven J. Gavin, Esq. Arlene K. Lim, Esq. Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 (312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-68530) filed by Mattersight Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on August 28, 2001 (the “Registration Statement”) to register 400,000 additional shares of common stock, par value $0.01 per share (the “Shares”), and the associated 400,000 additional preferred stock purchase rights (the “Rights”), to be issued pursuant to the eLoyalty Corporation 2000 Stock Incentive Plan (the “Plan”). As of the date of this Post-Effective Amendment, the Plan has terminated, no awards remain outstanding under the Plan, and no additional Shares or Rights will be issued under the Plan.

In accordance with the Registrant’s undertaking in Part II, Item 9(A)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all of the Shares and Rights that remain unsold or otherwise unissued, if any, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 13, 2014.

MATTERSIGHT CORPORATION

By:	/s/ KELLY D. CONWAY
Kelly D. Conway
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of March 13, 2014.

Signature	Title

/s/ KELLY D. CONWAY Kelly D. Conway	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ MARK ISERLOTH Mark Iserloth	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ GLENN POLSON Glenn Polson	Vice President of Financial Reporting (Principal Accounting Officer)

*	Chairman of the Board and Director
Tench Coxe

*	Director
Philip R. Dur

*	Director
Henry J. Feinberg

*	Director
John T. Kohler

*	Director
David B. Mullen

*	Director
Michael J. Murray

*	Director
John C. Staley

*	By Christine R. Carsen, Vice President, General Counsel, and Corporate Secretary as attorney-in-fact pursuant to Power of Attorney on file with the Form S-8 filed on the date hereof.

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